                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

[X]     Filed by the Registrant
[ ]     Filed by a Party other than the Registrant

Check the appropriate box:
[ ]     Preliminary Proxy Statement
[ ]     Confidential, for Use of Commission only (as permitted by
        Rule 14a-6(e)(2))
[ ]     Definitive Proxy Statement
[X]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 TRANSPRO, INC.
                (Name of Registrant as Specified in Its Charter)

      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1)       Title of each class of securities to which transaction applies:

        2)       Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        4)       Proposed maximum aggregate value of transaction:

        5)       Total fee paid:


[ ]     Fee paid previously with preliminary materials.



[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)       Amount Previously Paid:

        2)       Form, Schedule or Registration Statement No.:

        3)       Filing Party:

        4)       Date Filed:

[TRANSPRO LOGO OMITTED]


                                                               March 28, 2003


Dear Fellow Stockholder:


     You are cordially invited to attend our annual meeting of stockholders which will be held at The Yale Club of New York City, 50 Vanderbilt Avenue, New York, New York on Thursday, May 1, 2003 at 11:00 a.m. This year you are being asked to elect seven directors to the Board and approve our auditors for the year ending December 31, 2003, all as described in the accompanying notice and proxy statement.

     We look forward to greeting personally those stockholders who are able to be present at the meeting; however, whether or not you plan to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience.

     Thank you for your cooperation.




                                     Sincerely yours,


                                     /S/ Barry R. Banducci

                                     Barry R. Banducci
                                     Chairman of the Board

                                 TRANSPRO, INC.

                       --------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                        --------------------------------


     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Transpro, Inc. will be held on Thursday, May 1, 2003 at 11:00 a.m., at The Yale Club of New York City, 50 Vanderbilt Avenue, New York, New York, for the following purposes:

     (1)  To elect seven directors to serve for the ensuing year;

     (2) To consider and vote on the approval of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2003; and

     (3) To transact such other business as may properly come before the annual meeting or any adjournments of the annual meeting.

     Stockholders of record at the close of business on March 5, 2003 will be entitled to notice of and to vote at the annual meeting or any adjournments of the annual meeting. All stockholders are cordially invited to attend the annual meeting in person. Stockholders who are unable to attend the annual meeting in person are requested to complete and date the enclosed form of proxy and return it promptly in the envelope provided. No postage is required if mailed in the United States. Stockholders who attend the annual meeting may revoke their proxy and vote their shares in person.




                                          RICHARD A. WISOT
                                          Secretary




New Haven, Connecticut
March 28, 2003

                                 TRANSPRO, INC.

                                 100 GANDO DRIVE
                          NEW HAVEN, CONNECTICUT 06513

                              ---------------------

                                 PROXY STATEMENT

                             ---------------------

                               GENERAL INFORMATION


PROXY SOLICITATION


     This proxy statement is furnished to the holders of common stock of Transpro, Inc. in connection with the solicitation by our Board of Directors of proxies for use at the annual meeting of stockholders to be held on Thursday, May 1, 2003, or at any adjournments of the annual meeting. The purposes of the meeting and the matters to be acted upon are described in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors is not currently aware of any other matters that will come before the meeting.

     Proxies for use at the meeting are being solicited by our Board of Directors. Proxies will be mailed to stockholders on or about March 31, 2003 and will be solicited chiefly by mail. We will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the meeting, our officers, agents and employees may communicate with stockholders, banks, brokerage houses and others by telephone, e-mail, facsimile, or in person to request that proxies be furnished. We will pay all expenses incurred in connection with this solicitation.


REVOCABILITY AND VOTING OF PROXY

     A form of proxy for use at the annual meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with our Secretary a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting. Shares of common stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified. If no specifications are given, the proxies intend to vote the shares represented to approve Proposals No. 1 and 2 as described in the accompanying Notice of Annual Meeting of Stockholders and in accordance with their best judgment on any other matters which may properly come before the meeting.


RECORD DATE AND VOTING RIGHTS

     Only stockholders of record at the close of business on March 5, 2003 are entitled to notice of and to vote at the annual meeting or any adjournments of the annual meeting. On March 5, 2003 there were 7,106,023 shares of common stock outstanding; each share is entitled to one vote on each of the matters to be presented at the annual meeting. The holders of a majority of the outstanding shares of common stock, present in person or by proxy, will constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under Delaware law, the effect of broker non-votes on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority under the applicable rule of the New York Stock Exchange. The effect of broker non-votes on the specific items to be brought before the annual meeting is discussed under each item.

                     PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     Seven directors, constituting the entire Board, are to be elected at the annual meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified. Each person named below is now a director of Transpro. In the event any of these nominees will be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

     The nominees, their ages, the year in which each first became a director of Transpro and their principal occupations or employment during the past five years are:


                                    YEAR FIRST
                                      BECAME                       PRINCIPAL OCCUPATION
NOMINEE                        AGE   DIRECTOR                   DURING THE PAST FIVE YEARS
----------------------------- ---- ----------- -----------------------------------------------------------
Barry R. Banducci ........... 67   1995        Chairman of the Board of Transpro, Inc. since
                                               September 1995; from 1984 to 1996, Vice Chairman of
                                               the Board and a director of The Equion Corporation, a
                                               manufacturer of automotive products; from 1988 to
                                               1994, President and Chief Executive Officer of Equion
                                               and from 1984 to 1988, President and Chief Operating
                                               Officer of Equion; currently a director of Advanced
                                               Accessory Systems, LLC and Dexmet Corporation.
                                               (1)(3)

William J. Abraham, Jr. ..... 55   1995        Partner with Foley & Lardner, a law firm in Milwaukee,
                                               Wisconsin, since 1980; formerly Chairman of the
                                               Business Law Department of Foley & Lardner and a
                                               member of its Management Committee; currently a
                                               director of The Vollrath Company, Inc., Park Bank,
                                               Phillips Plastics Corporation and Windway Capital
                                               Corp. (1)

Philip Wm. Colburn .......... 74   1995        Chairman of the Board of Allen Telecom Inc. since
                                               December 1988 and a director of Allen since 1973; from
                                               March 1988 to February 1991, Chief Executive Officer
                                               of Allen; currently a director of Superior Industries
                                               International, Inc. (2)

Charles E. Johnson .......... 57   2001        Since March 2001, President and Chief Executive Officer
                                               of Transpro, Inc.; from 1996 to March 2001, President
                                               and Director, and from 1997 to March 2001, Chief
                                               Executive Officer, of Canadian General-Tower Ltd., a
                                               producer of polymer films and composite materials to
                                               the automotive and other markets; from 1984 to 1996,
                                               various positions at The Equion Corporation, including
                                               President and Chief Operating Officer from 1993 to
                                               1996. (3)

Paul R. Lederer ............. 63   1995        Currently a director of R&B Inc., O'Reilly Automotive,
                                               Inc. and Icarz.com, and a member of the advisory
                                               boards of Richco Inc. and The Wine Discount Center;
                                               prior to retirement in October 1998, Executive Vice
                                               President -- Worldwide Aftermarket of Federal-Mogul
                                               Corporation since February 1998; from November 1994
                                               to February 1998, President and Chief Operating Officer
                                               of Fel-Pro Inc., which was acquired by Federal-Mogul
                                               Corporation. (1)(3)

                                 YEAR FIRST
                                   BECAME                      PRINCIPAL OCCUPATION
NOMINEE                    AGE    DIRECTOR                  DURING THE PAST FIVE YEARS
------------------------- ----- ----------- ---------------------------------------------------------
Sharon M. Oster ......... 54    1995        Frederic D. Wolfe Professor of Management and
                                            Entrepreneurship at the School of Management, Yale
                                            University since 1992; from 1992 to 1994, Associate
                                            Dean of Yale's School of Management; from 1983 to
                                            1994, Professor of Economics and Management at
                                            Yale's School of Management; currently a director of
                                            HealthCare REIT, Inc. and The Aristotle Corporation.
                                                  (2)

F. Alan Smith ........... 71    1995        Chairman of Advanced Accessory Systems, LLC since
                                            September 1995; Chairman of Mackie Automotive
                                            Systems from May 1998 to December 2001, and a
                                            director of 3M from 1986 to 2001; retired from General
                                            Motors Corporation in 1992 after 36 years of service;
                                            from 1981 to 1992, Executive Vice President and a
                                            member of the Board of Directors of GM. (2)

----------
(1)   Member of the Nominating, Governance and Compensation Committee.

(2)   Member of the Audit Committee.

(3)   Member of the Management Committee.


INFORMATION REGARDING THE BOARD OF DIRECTORS

     The business and affairs of Transpro are managed under the direction of our Board of Directors, whose members are elected annually by the stockholders. Our Board of Directors has designated a Nominating, Governance and Compensation Committee, an Audit Committee and a Management Committee. Messrs. Lederer, Abraham and Banducci are the members of the Nominating, Governance and Compensation Committee; Messrs. Smith, Colburn and Ms. Oster are the members of the Audit Committee; and Messrs. Banducci, Johnson and Lederer are the members of the Management Committee. In October 2002, Mr. Abraham and Ms. Oster switched committees, with Mr. Abraham leaving the Audit Committee and joining the Nominating, Governance and Compensation Committee, while Ms. Oster left the Nominating, Governance and Compensation Committee and joined the Audit Committee.

     The Nominating, Governance and Compensation Committee recommends to the Board salaries and incentive compensation awards for our officers; reviews and approves guidelines for the administration of incentive compensation programs for other management employees; makes recommendations to the Board with respect to major compensation programs; administers our 1995 Stock Plan and our 1995 Nonemployee Directors Stock Option Plan (the "Directors Plan"), grants stock options and restricted shares of common stock under the 1995 Stock Plan; and issues the Report on Executive Compensation required to be included in our proxy statement by the rules of the Securities and Exchange Commission. This committee also oversees corporate governance issues in accordance with applicable law and New York Stock Exchange rules, selects and recommends to the Board nominees for election as directors and considers the performance of incumbent directors in determining whether to recommend them for nomination for re-election. The Nominating, Governance and Compensation Committee has recommended each of the seven returning incumbent directors for re-election at the annual meeting. The Nominating, Governance and Compensation Committee will consider nominees recommended by stockholders for election at the 2004 Annual Meeting of Stockholders that are submitted prior to the end of 2003 to our Secretary at Transpro's offices, 100 Gando Drive, New Haven, Connecticut 06513. Any recommendation must be in writing and must include a detailed description of the business experience and other qualifications of the recommended nominee as well as the signed consent of the nominee to serve if nominated and elected.

     The Audit Committee is directly responsible for the appointment, compensation and oversight of the audit and related work of our independent auditors. The Audit Committee reviews the degree of their independence; approves the scope of the audit engagement, including the cost of the audit; reviews any non-audit services rendered by the auditors and the fees for these services; reviews with the auditors and management our policies and procedures with respect to internal accounting and financial controls and, upon completion of an audit, the results of the audit engagement; and reviews internal accounting and auditing procedures with our financial staff and the extent to which recommendations made by the independent auditors have been implemented. All members of the Audit Committee are independent as defined in the listing standards of the New York Stock Exchange. The Board of Directors has adopted an Audit Committee Charter that meets the requirements of the Securities and Exchange Commission and the New York Stock Exchange.

     The Management Committee serves as an advisory resource for Transpro management with regard to industry-specific strategic issues and the condition of the marketplace in which we operate. The Management Committee was established to assist management in its oversight of our operations through the experience and knowledge of its members, rather than to take specific action with regard to any particular area of corporate governance.

     During 2002, the Board of Directors held seven meetings, the Nominating, Governance and Compensation Committee held four meetings, the Audit Committee held eight meetings and the Management Committee held five meetings. During 2002, each director attended at least 75% of the meetings of the Board of Directors held and of all committees of the Board of Directors on which he or she served while he or she was director or a member of a committee of the Board of Directors.


COMPENSATION OF DIRECTORS

     The Chairman of the Board of Directors is paid an annual retainer of $48,000 per year for his services as Chairman and $1,000 for each meeting of the Board of Directors attended. The Chairman does not receive any additional compensation for committee participation. All other nonemployee directors are paid $16,000 per year for their services as a director and $1,000 for each meeting of the Board of Directors attended. Each nonemployee member of the Audit, Compensation or Management Committee is paid $2,000 per year for his or her service as a member ($4,000 if Chairman of the committee), and each committee member is paid $500 for each meeting of a committee attended. Directors are not paid fees for actions by unanimous written consent but are compensated for attendance at telephonic meetings. Each director and committee member is reimbursed for travel and related expenses incurred in attending meetings.

     Under our 1995 Nonemployee Directors Stock Option Plan, the Chairman and each nonemployee director are automatically entitled to a grant of options to purchase 3,200 and 1,500 shares of common stock, respectively, on an annual basis, on the first Friday following our annual meeting of stockholders. Pursuant to the Directors Plan, Messrs. Abraham, Colburn, Lederer, Ms. Oster and Mr. Smith were each granted options to purchase 1,500 shares of common stock on May 3, 2002 at an exercise price of $4.72 per share. Mr. Banducci received options to purchase 3,200 shares of common stock on such date at the same exercise price. Each option expires 10 years from date of grant and is exercisable 50 percent after two years from date of grant, 75 percent after three years from date of grant and 100 percent after four years from date of grant.

     We maintain a matching gift program for the benefit of our directors. Pursuant to the matching gift program, in 2002, we matched gifts to charitable organizations made by the directors in amounts up to $2,500 for each director.

     During the final three months of 2000 and prior to the hiring of Charles
E. Johnson as President and Chief Executive Officer in March 2001, Mr. Banducci took on many of the day-to-day management responsibilities typically associated with the position of President and Chief Executive Officer. In consideration for these additional services, in June 2001 the Board approved the payment $96,562.50 in cash in twelve monthly installments beginning July 1, 2001 and the issuance of 30,175 shares of common stock to Mr. Banducci.

     We are party to an employment agreement with Charles E. Johnson, our President and Chief Executive Officer, and a director. For a description of the terms of this agreement, see "Executive Compensation -- Employment, Termination of Employment and Change of Control Arrangements."


VOTE REQUIRED

     The seven nominees receiving the affirmative vote of holders of a majority of the shares of common stock issued, outstanding and entitled to vote, present or represented at the meeting, a quorum being present, shall be elected as directors. Broker non-votes with respect to this matter will be treated as neither a vote "for" or a vote "against" the matter, although they will be counted in determining if a quorum is present. However, instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will be considered in determining the number of votes required to attain a majority of the shares present or represented at the meeting and entitled to vote. Accordingly, an instruction to withhold authority by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote "against" the nominee because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve the nominee.

     THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 1 -- ELECTION OF DIRECTORS" TO BE IN THE BEST INTERESTS OF TRANSPRO AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL.


                             EXECUTIVE COMPENSATION


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Nominating, Governance and Compensation Committee (the "Compensation Committee") is comprised of three independent non-employee directors. As members of the Compensation Committee, it is our responsibility to administer Transpro's executive compensation programs, monitor corporate performance and its relationship to compensation of executive officers, and make appropriate recommendations concerning matters of executive compensation.

 Compensation Policies

     We have formulated a compensation philosophy that is designed to enable us to attract, retain and reward capable employees who can contribute to the success of Transpro, principally by (i) setting base salaries at the median of the marketplace, (ii) creating an annual incentive opportunity with target award levels somewhat above median marketplace practices and (iii) creating a significant long term incentive opportunity for senior management. We believe that implementation of a system of compensation that emphasizes performance-based compensation provides a strong alignment to stockholders' interests. Five key principles serve as the guiding framework for compensation decisions for all employees of Transpro:

     o To attract and retain the most highly qualified management and employee team.

     o    To pay competitively compared to similar automotive companies.

     o To encourage superior employee performance by aligning rewards with stockholder interests, especially through the use of tangible performance targets.

     o To motivate senior executives to achieve Transpro's annual and long-term business goals by providing leveraged equity-based incentive opportunities.

     o To strive for fairness in administration by emphasizing performance related contributions as the basis for pay decisions.

     To implement these policies, we have designed the framework for a four-part executive compensation program consisting of base salary, annual incentive plan, long-term incentive opportunities for senior management, and other employment benefits.

     Base Salary. We will seek to maintain levels of compensation that are competitive with similar automotive companies. Base salary represents the fixed component of the executive compensation program. Transpro's philosophy regarding base salaries is conservative, and will seek to maintain salaries for the aggregate officer group at approximately the competitive industry average. Periodic increases in base salary will relate to individual contributions evaluated against established objectives, length of service, and the industry's annual competitive pay practice movement. We believe that base salary for 2002 for our Chief Executive Officer and for the other executive officers was generally at the competitive industry average.

     Annual Incentive Plan. We have designed an annual incentive plan pursuant to which key Transpro employees will be eligible to receive performance bonuses in a range based upon a percentage of their annual base salary. Payment of the performance bonuses is based upon performance measures set by the Compensation Committee that incorporate overall corporate, strategic business unit and personal targets. In general, with regard to senior executives, a greater degree of emphasis is placed on the long-term incentives described below.

     Long-Term Incentives. We believe that the pay program should provide senior executives with an opportunity to increase their ownership and potentially gain financially from Transpro stock price increases. By this approach, the best interests of stockholders and senior executives will be closely aligned. Therefore, senior executives are eligible to receive restricted stock and are also eligible to receive stock options, giving them the right to purchase shares of common stock at a specified price in the future. We believe that the use of restricted stock and stock options as the basis for long-term incentive compensation meets our defined compensation strategy and business needs by achieving increased value for stockholders and retaining key employees.

     Other Benefits. Our philosophy is to provide competitive health- and welfare-oriented benefits to executives and employees, but to maintain a conservative posture relative to executive benefits. Consistent with industry practices, we provide a company automobile or automobile allowance to executive officers.

 Compliance with Section 162(m) of the Internal Revenue Code

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a public corporation for compensation over $1 million paid to a corporation's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the cap if certain requirements are met. We intend to structure the compensation of our executive officers in a manner that should ensure that Transpro does not lose any tax deductions because of the $1 million compensation limit in the foreseeable future.

     The salaries for our highest paid executives will be set, in part based on independent studies, at levels approximating the average for companies of comparable size in similar industries and are not expected to approach $1 million in the foreseeable future. We are a proponent of using more performance and equity-based compensation, which can often be designed to ensure that tax deductibility is not compromised.

     Our 1995 Stock Plan incorporates maximum limitations on individual annual stock option and restricted stock grants so as to meet the requirements of
Section 162(m). The 1995 Stock Plan also identifies performance measures to be used if we decide to use performance-based vesting restricted stock in the future to meet the requirements of Section 162(m).

 Stock Option Repricing

     On July 5, 2001, Transpro offered to exchange all outstanding options granted under our 1995 Stock Plan that had an exercise price in excess of $4.00 per share and were held by option holders who were employees on the date of tender and through the future grant date, for new options to purchase shares of our common stock. The number of shares of common stock subject to new options to be granted to each option holder was equal to: (i) one-half of the number of shares subject to the options tendered and accepted for exchange if the exercise price of the tendered option was greater than $4.00 but less than $6.00, and (ii) one-third of the number of shares subject to the options tendered and accepted for exchange if the exercise price of the tendered option was equal to or greater than $6.00. The offer expired on August 2, 2001. We accepted for exchange options to purchase an aggregate of 69,176 shares of common stock. Subject to the terms and conditions of the offer, on February 6, 2002, we granted new options to purchase an aggregate of 28,614 shares of common stock in exchange for the tendered options. The exercise price per share of the new options is $3.39, which was the fair market value of the Common Stock on the date of grant as reported on the New York Stock Exchange.

     The Board of Directors considered many factors prior to approving the tender offer to reprice those employee stock options that had an exercise price in excess of $4.00 per share. The Board of Directors considered that the primary purpose of issuing the options was to provide Transpro employees with additional incentive to perform at high levels and to continue their employment with the company. The Board of Directors noted that at the time of its approval many outstanding options, whether or not they were currently exercisable, had exercise prices that were significantly higher than the current market price of Transpro common stock. The Board of Directors believed these options were unlikely to be exercised in the foreseeable future. By offering to exchange outstanding options for new options that would have an exercise price equal to the market value of Transpro common stock on the grant date, the Board of Directors intended to provide the employees with the benefit of owning options that over time may have a greater potential to increase in value and provide performance incentives for employees, thereby increasing stockholder value. The Board of Directors noted that only one member of senior management was eligible to participate and that the number of shares likely to be tendered was only approximately 1% of the outstanding Transpro common stock. In addition, to promote the equitable nature of the tender offer, tendered options were replaced on less than a one-to-one ratio, resulting in an anti-dilutive transaction if Transpro stock were to appreciate above certain levels.

 2002 Compensation for the Chief Executive Officer

     In 2002, Charles E. Johnson was entitled to receive base salary payments at a rate of $360,000 per year, pursuant to the terms of his employment agreement with the Company. His base salary was increased to $374,400 effective March 11, 2002. As Mr. Johnson took a voluntary 20% pay cut from October 2001 through December 2001 that was reimbursed in 2002, his actual base salary received in 2002 was $381,812. See "Executive Compensation - Employment, Termination of Employment and Change of Control Arrangements." Mr. Johnson earned an annual performance bonus of $242,000 pursuant to the Annual Incentive Plan for 2002, based upon the achievement of certain goals set by the Compensation Committee. In May 2002, Mr. Johnson was granted an option to purchase 35,000 shares of common stock at an exercise price of $4.72 per share, which was the market price for the common stock on the date of grant. This option grant was made in accordance with the Compensation Committee's compensation practices.

 Summary

     The Compensation Committee believes that we have implemented a comprehensive compensation program for Transpro executives that is appropriate and competitive with the total compensation programs provided by other similar automotive companies with which we compete. We believe our compensation philosophy ties compensation to stockholder returns and thereby links compensation to the achievement of annual and longer-term operational results of Transpro on behalf of our stockholders. We look forward to providing the stockholders with an update in our next annual report to you.


                                        Nominating, Governance and Compensation
                                        Committee of the Board of Directors

                                        - PAUL R. LEDERER, CHAIRMAN
                                        - WILLIAM J. ABRAHAM, JR.
                                        - BARRY R. BANDUCCI

ANNUAL AND LONG-TERM EXECUTIVE COMPENSATION

     The following table sets forth the annual and long-term compensation paid or accrued by Transpro and its subsidiaries to those persons who were the Chief Executive Officer and the other four most highly compensated executive officers at the end of 2002 (collectively, the "named executive officers"), for services rendered by them in all capacities in which they served Transpro and its subsidiaries during 2000, 2001 and 2002.


                           SUMMARY COMPENSATION TABLE


                                                                             LONG-TERM COMPENSATION
                                                ANNUAL COMPENSATION (a)              AWARDS
                                               --------------------------   -------------------------
                                                                             SECURITIES        ALL
                                                                             UNDERLYING       OTHER
                                                                 BONUS        OPTIONS/        COMP.
NAME AND PRINCIPAL POSITION            YEAR     SALARY ($)        ($)         SARS (#)       ($)(b)
-----------------------------------   ------   ------------   -----------   ------------   ----------
Charles E. Johnson (c) ............    2002      $381,812      $242,000         35,000      $10,123
 President and Chief Executive         2001      $280,275      $ 81,000        100,000      $83,722
 Officer                               2000            --            --             --           --

Richard A. Wisot (d) ..............    2002      $194,778      $ 60,000         15,000      $ 3,069
 Vice President, Treasurer,            2001      $104,013      $ 20,000         25,000      $ 1,976

 Secretary and Chief Financial         2000            --            --             --           --
 Officer

David Albert (e) ..................    2002      $200,858      $ 70,000         25,000      $27,016
 Vice President -- Operations          2001      $115,188      $ 22,000         25,000      $84,595
                                       2000            --            --             --           --

Jeffrey L. Jackson ................    2002      $157,403      $ 53,000         26,433      $ 3,028
 Vice President --                     2001      $148,132      $ 23,000         10,000      $ 4,208
 Human Resources                       2000      $146,420      $      0              0      $ 4,322

Kenneth T. Flynn, Jr. (f) .........    2002      $132,138      $ 27,000         10,000      $ 3,859
 Vice President and Corporate          2001      $ 64,511      $ 18,000              0      $ 1,915
 Controller                            2000            --            --             --           --

 ----------

(a) The aggregate amount of perquisites and other personal benefits is less than the lesser of $50,000 or 10% of the total salary and bonus reported for each indicated named executive officer.

(b) All Other Compensation includes for 2000, 2001 and 2002, respectively, (i) contributions made by the Company to each executive officer under its defined contribution plan in the following amounts: Mr. Johnson -- $0, $3,214 and $9,064; Mr. Wisot -- $0, $922 and $2,010; Mr. Albert -- $0,
     $1,414 and $2,260; Mr. Jackson -- $3,513, $2,949 and $2,752; and Mr. Flynn
     -- $0, $672 and $2,800; and (ii) insurance premiums paid by Transpro in 2000, 2001 and 2002 for the benefit of the named executive officers in the following amounts: Mr. Johnson -- $0, $1,987 and $1,059; Mr. Wisot -- $0, $1,054 and $1,059; Mr. Albert -- $0, $977 and $1,059; Mr. Jackson -- $809,
     $1,259 and $276; and Mr. Flynn -- $0, $1,243 and $1,059. Also includes reimbursement of grossed-up moving expenses in 2001 for Messrs. Johnson and Albert in the amounts of $78,521 and $82,204, respectively, and in 2002 for Mr. Albert in the amount of $23,697.

(c)  Mr. Johnson joined Transpro in March 2001.

(d)  Mr. Wisot joined Transpro in June 2001.

(e)  Mr. Albert joined Transpro in April 2001.

(f)  Mr. Flynn joined Transpro in June 2001.

     The following table sets forth the grants of stock options made during the year ended December 31, 2002 to the named executive officers:


                       OPTION GRANS IN LAST FISCAL YEAR


                                    NUMBER OF             % OF
                                    SECURITIES       TOTAL OPTIONS
                                    UNDERLYING         GRANTED TO
                                     OPTIONS          EMPLOYEES IN       EXERCISE     EXPIRATION        GRANT DATE
NAME                               GRANTED (a)     FISCAL PERIOD (b)       PRICE         DATE        PRESENT VALUE (c)
-------------------------------   -------------   -------------------   ----------   ------------   ------------------
Charles E. Johnson ............       35,000              14.4%           $ 4.72       5/4/2012           $94,850
Richard A. Wisot ..............       15,000               6.2%           $ 4.72       5/4/2012           $40,650
David Albert ..................       25,000              10.3%           $ 4.72       5/4/2012           $67,750
Jeffrey L. Jackson ............        5,000               2.1%           $ 3.39       2/8/2012           $ 9,700
                                       3,833               1.6%           $ 3.39       2/8/2012           $ 7,436
                                       2,600               1.1%           $ 3.39       2/8/2012           $ 5,044
                                      15,000               6.2%           $ 4.72       5/4/2012           $40,650
Kenneth T. Flynn, Jr. .........       10,000               4.1%           $ 4.72       5/4/2012           $27,100

----------

(a) The grant of options to Mr. Jackson to purchase 5,000 shares is exercisable one-third after one year from date of grant, two-thirds after two years from date of grant and 100 percent after three years from date of grant and the grants of options to Mr. Jackson to purchase 3,833 and 2,600 shares are each exercisable 100 percent after August 6, 2002. All other options granted are exercisable 25 percent after one year from date of grant, 50 percent after two years from date of grant, 75 percent after three years from date of grant and 100 percent after four years from date of grant.

(b) Options to purchase a total of 243,614 shares of common stock were issued by Transpro to employees in fiscal 2002.

(c) Present value calculated using the Black Scholes model assuming a 4.86% interest rate (the rate of treasury securities with a maturity date closest to the expected life of the options) and 55.34% volatility (calculated based upon the performance of the common stock from the date of the spin-off through the grant date).

     The following table sets forth information with respect to unexercised options to purchase Transpro common stock held by the named executive officers at December 31, 2002. No options to purchase common stock were exercised in 2002 by these persons.


               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES


                                                                               VALUE OF
                                                                             UNEXERCISED
                                             NUMBER OF                       IN-THE-MONEY
                                            UNEXERCISED                       OPTIONS AT
                                            OPTIONS AT                          FISCAL
                                         FISCAL YEAR-END #                 YEAR-END($) (a)
                                  -------------------------------   ------------------------------
NAME                               EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
-------------------------------   -------------   ---------------   -------------   --------------
Charles E. Johnson ............      40,000            95,000          $102,000        $186,000
Richard A. Wisot ..............           0            40,000                --        $ 73,200
David Albert ..................           0            50,000                --        $ 88,000
Jeffrey L. Jackson ............       6,433            30,000          $ 14,217        $ 55,250
Kenneth T. Flynn, Jr. .........           0            10,000                --        $  8,800

----------

(a) Computed based upon the difference between the closing price of Transpro common stock on December 31, 2002 ($5.60) and the exercise price.

     The following table sets forth the number of shares covered by stock options that (i) are held by any of our named executive officers during the last ten fiscal years prior to December 31, 2002 and (ii) have been the subject of a repricing. On July 5, 2001, we offered to exchange all outstanding options granted under our 1995 Stock Plan that had an exercise price in excess of $4.00 per share and were held by option holders who were employees on the date of tender and through the future grant date, for new options to purchase shares of our common stock. The number of shares of common stock subject to new options to be granted to each option holder was equal to: (i) one-half of the number of shares subject to the options tendered and accepted for exchange if the exercise price of the tendered option was greater than $4.00 but less than $6.00, and (ii) one-third of the number of shares subject to the options tendered and accepted for exchange if the exercise price of the tendered option was equal to or greater than $6.00. The offer expired on August 2, 2001. We accepted for exchange options to purchase an aggregate of 69,176 shares of common stock. Subject to the terms and conditions of the offer, on February 6, 2002, we granted new options to purchase an aggregate of 28,614 shares of common stock in exchange for the tendered options. The exercise price per share of the new options is $3.39, which was the fair market value of the Common Stock on the date of grant as reported on the New York Stock Exchange.



                         TEN-YEAR OPTION/SAR REPRICINGS


                                     NUMBER OF                                                         LENGTH OF
                                    SECURITIES                                                      ORIGINAL OPTION
                                    UNDERLYING    MARKET PRICE OF   EXERCISE PRICE                  TERM REMAINING
                                      OPTIONS    STOCK AT TIME OF     AT TIME OF     NEW EXERCISE     AT DATE OF
NAME                       DATE      REPRICED        REPRICING         REPRICING         PRICE       REPRICING (a)
----------------------- ---------- ------------ ------------------ ---------------- -------------- ----------------
 Jeffrey L. Jackson,    2/6/2002     5,000              $ 3.39          $ 5.50          $ 3.39         4/30/2009

  Vice President --     2/6/2002     3,833              $ 3.39          $ 7.50          $ 3.39         4/10/2006

 Human Resources ...... 2/6/2002     2,600              $ 3.39          $ 7.75          $ 3.39         4/27/2007

----------
(a)  Represents original expiration date.


RETIREMENT PLAN

     Each of our named executive officers are covered by a non-contributory defined benefit cash balance plan. We credit an amount, quarterly, to a notional account for each participant under the plan equal to the sum of (i) each participant's total compensation for the quarter (excluding bonus) multiplied by a percentage factor plus (ii) each participant's total compensation for the quarter (excluding bonus) in excess of a fraction of the Social Security wage base multiplied by a percentage factor. The percentage factors are determined under the following table:


                                                                    PLUS % OF PAY ABOVE 1/12 OF
YEARS OF SERVICE                CREDIT ACCOUNT WITH % OF PAY     SOCIAL SECURITY TAXABLE WAGE BASE
----------------------------   ------------------------------   ----------------------------------
Less than 10 years .........                 2.25%                           2%
10 to 20 years .............                 3.00%                           2%
20 or more years ...........                 4.00%                           2%


     Each year until each participant's normal retirement date (age 65), the notional account balances will be credited quarterly with interest equal to the average of the one-year Treasury bill rate on the first day of October, November and December of the previous calendar year multiplied by his or her account balance at the beginning of the quarter. Upon retirement, the notional account balance will be paid in the form of a lump sum payment or converted to an annuity to provide monthly benefit payments. Upon normal retirement at age 65, Messrs. Johnson, Wisot, Albert, Jackson, and Flynn's estimated annual pension benefits under the cash balance plan are $6,604, $5,718, $6,978, $11,288, and $7,317, respectively.

EMPLOYMENT, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

 Charles E. Johnson

     Effective March 12, 2001, we entered into an employment agreement with Charles E. Johnson, our President and Chief Executive Officer. The agreement has a two-year term with automatic one-year extensions upon each anniversary date of the agreement unless either party gives at least 90 days' notice to the contrary. The employment agreement can be terminated by Transpro for "serious cause" (as defined in the employment agreement) or in the event Mr. Johnson becomes disabled, and Mr. Johnson can terminate the agreement for "good reason" (as defined in the agreement). The employment agreement provides annual pension benefits, supplemental to the annual benefits paid under our retirement plans, in an amount determined in accordance with the applicable Transpro retirement plan, without giving effect to limits imposed by the Internal Revenue Code and regulations of the IRS on the amount of benefits payable or compensation that may be used in determining benefits that may be paid to an individual under a Federal income tax qualified plan. The employment agreement provides for an annual salary of $360,000 and a bonus of up to 150% of base salary determined based upon performance targets set annually by the Board. Mr. Johnson's annual base salary was increased in March 2002 to $374,400. In addition, under the agreement, in March 2001 Mr. Johnson received options to purchase 60,000 shares of common stock under our 1995 Stock Plan exercisable one third after one year from date of grant, two-thirds after two years from date of grant and 100 percent after three years from date of grant. In June 2001, Mr. Johnson received options to purchase an additional 40,000 shares that are exercisable 50% after March 12, 2002 and 100% after March 12, 2003. We also agreed to pay Mr. Johnson's reasonable relocation expenses.

     Mr. Johnson's employment agreement contains additional provisions which provide that, in the event we terminate Mr. Johnson's employment other than for "serious cause" or his disability, death or retirement, or if Mr. Johnson terminates his employment for "good reason," we would pay him an amount equal to his salary for one year and would provide his life, disability, accident, medical and hospitalization insurance benefits during a period of one year after termination. In addition, we would pay Mr. Johnson accrued vacation pay and all other amounts to which he is entitled under the agreement prior to termination.

 Severance Agreements

     Messrs. Wisot, Albert, Jackson and Flynn entered into severance agreements with the Company. Pursuant to their respective severance agreements, if the officer lost his current position (except for termination for "cause" as defined in each severance agreement), or if during the term thereof should there be a material change in ownership, or the sale of a portion of the business, which results in his not having a position similar to his current position including similar pay and benefits then his base salary will continue to be paid until he either secures other full-time employment, or for one year, whichever occurs first.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Our Compensation Committee currently consists of three non-employee directors -- Messrs. Lederer, Abraham and Banducci. Ms. Oster served on the Compensation Committee until October 2002. Pursuant to the Directors Plan, Messrs. Lederer, Abraham and Ms. Oster were each granted options to purchase 1,500 shares of common stock on May 3, 2002 at an exercise price of $4.72 per share. Mr. Banducci received options to purchase 3,200 shares of common stock on such date at the same exercise price. Each of the foregoing options expires 10 years from date of grant and is exercisable 50 percent after two years from date of grant, 75 percent after three years from date of grant and 100 percent after four years from date of grant. See "Compensation of Directors," above.

     We have from time to time retained the law firm of Foley & Lardner to perform legal services on our behalf. Payments made by us to Foley & Lardner in 2002 were approximately $18,216. Mr. Abraham is a partner at Foley & Lardner.

     During the final three months of 2000 and prior to the hiring of Charles
E. Johnson as President and Chief Executive Officer in March 2001, Mr. Banducci took on many of the day-to-day management responsibilities typically associated with the position of President and Chief Executive Officer. In consideration for these services, in June 2001 the Board approved the payment $96,562.50 in cash in twelve monthly installments beginning July 1, 2001 and the issuance of 30,175 shares of common stock to Mr. Banducci.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and The New York Stock Exchange. Executive officers, directors and greater than ten percent beneficial owners are required by the SEC to furnish us with copies of all Section 16(a) forms they file.

     Based upon a review of the copies of these forms furnished to us and written representations from our executive officers and directors, we believe that during fiscal 2002 all Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten percent beneficial owners were complied with.

COMPANY PERFORMANCE

     The following graph shows the cumulative total stockholder return on Transpro common stock since January 1, 1998, compared to the returns of the New York Stock Exchange Market Value Index, and a peer group consisting of the reporting companies in SIC Code 3714 - Motor Vehicle Parts and Accessories.

                                 TRANSPRO, INC.
                COMPARISON OF CUMULATIVE TOTAL RETURN 1/98-12/02
                           VS. NYSE MARKET VALUE INDEX
              AND SIC -- MOTOR VEHICLE PARTS AND ACCESSORIES INDEX




[GRAPHIC OMITTED]



     Assumes $100 invested January 1, 1998 in Transpro common stock, NYSE Market Value Index and SIC -- Motor Vehicle Parts and Accessories Index; assumes dividend reinvestment.


                                      1/98       12/98         12/99         12/00         12/01         12/02
                                     ------   -----------   -----------   -----------   -----------   -----------
TRANSPRO .........................    $100     $  55.95      $  76.51      $  31.06      $  37.57       $ 67.86
NYSE MARKET VALUE INDEX ..........    $100     $ 118.99      $ 130.30      $ 133.40      $ 121.52       $ 99.27
SIC INDEX ........................    $100     $  99.65      $  80.65      $  61.20      $  74.28       $ 69.89

                                STOCK OWNERSHIP


PRINCIPAL STOCKHOLDERS

     The following tables set forth information as of March 5, 2003 with respect to the only persons known to us to be the beneficial owners (for purposes of the rules of the SEC) of more than 5% of the outstanding shares of our common stock as of that date.


                                                           AMOUNT AND
                                                           NATURE OF
NAME AND ADDRESS OF                                        BENEFICIAL      PERCENT
BENEFICIAL OWNERS                                          OWNERSHIP       OF CLASS
-----------------------------------------------------   ---------------   ---------
     Gabelli Funds, LLC .............................   1,056,100 (a)        14.9%
     GAMCO Investors, Inc.
     Gabelli Performance Partnership, L.P.
     Gabelli Advisers, Inc.
      One Corporate Center
      Rye, New York 10580

     State of Wisconsin Investment Board ............     792,000 (b)        11.1%
       P.O. Box 7842
       Madison, Wisconsin 53707

     Ironwood Capital Management, LLC ...............     762,275 (c)        10.7%
     Warren J. Isabelle
     Richard L. Droster
     Donald Collins
      21 Custom House Street
      Boston, Massachusetts 02109

     Fidelity Management & Research Company .........     649,625 (d)         9.1%
     FMR Corp.
     Edward C. Johnson 3d
     Abigail P. Johnson
      82 Devonshire Street
      Boston, Massachusetts 02109

     Paul S. Wilhide ................................     497,413 (e)         7.0%
      2121 North Fielder Road
       Arlington, Texas 76012

----------

(a) This figure is based on information set forth in a Schedule 13D Amendment No. 14 filed with the SEC on June 3, 2002. GAMCO Investors, Inc. ("GAMCO") holds sole voting and dispositive power over 642,100 shares of common stock. Gabelli Funds, LLC holds sole voting and dispositive power over an aggregate of 393,000 shares of common stock. Gabelli Performance Partnership, L.P. ("GPP") holds sole voting and dispositive power over 3,000 shares of common stock. Gabelli Advisers, Inc. holds sole voting and dispositive power over 18,000 shares of common stock. Mario J. Gabelli is the majority stockholder and Chairman of the Board of Directors and Chief Executive Officer of Gabelli Asset Management Inc., which is the sole parent of GAMCO and Gabelli Funds, LLC. Mr. Gabelli is also a portfolio manager of GPP.

(b) This figure is based upon information set forth in a Schedule 13G Amendment No. 8 filed with the SEC on February 13, 2003. The State of Wisconsin Investment Board has sole voting and dispositive power over all of the indicated shares.

(c) This figure is based on information set forth in a Schedule 13G filed with the SEC on March 14, 2003. Each of the listed parties holds shared voting power over 534,875 shares and shared dispositive power over all of the indicated shares.

(d) This figure is based on information set forth in a Schedule 13G Amendment No. 5 filed with the SEC on February 14, 2003. FMR Corp. ("FMR") and Edward
     C. Johnson 3d have sole dispositive power over all of the indicated shares but do not hold voting power over the shares. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR, holds sole voting power over the indicated shares under written guidelines established by its Board of Trustees.

(e) This figure is based on information set forth in a Schedule 13G filed with the SEC on December 9, 2002. Mr. Wilhide holds sole voting and dispositive power over all of the indicated shares. Mr. Wilhide also holds 12,781 shares of Transpro's Series B Convertible Redeemable Preferred Stock. Mr. Wilhide's Series B preferred stock is convertible into common stock on a ratio based on the prevailing market price of Transpro common stock; provided that the aggregate Transpro common stock issued upon all Series B preferred stock conversions shall not exceed 7% of the outstanding common stock of Transpro after giving effect to the conversions. In December 2001, Mr. Wilhide converted 11,080 shares of Series B preferred stock into 373,279 shares of Transpro common stock and in November 2002, Mr. Wilhide converted an additional 6,139 shares of Series B preferred stock into 124,134 shares of Transpro common stock.

DIRECTORS AND OFFICERS

     The following table sets forth information as of March 5, 2003, with respect to shares of our common stock beneficially owned (for purposes of the rules of the SEC) by each director and each executive officer named in the Summary Compensation Table above and by all directors and current executive officers as a group, except that the information with respect to shares held by the trustee under Transpro's 401(k) Savings Plan is as of December 31, 2002 (the most recent practicable date for such information). Beneficial ownership includes shares that may be obtained within 60 days through the exercise of stock options.


                                                             AMOUNT AND
                                                             NATURE OF
                                                             BENEFICIAL         PERCENT
NAME OF BENEFICIAL OWNER                                     OWNERSHIP          OF CLASS
----------------------------------------------------   ---------------------   ---------
     Barry R. Banducci .............................          151,575(a)           2.1%
     Charles E. Johnson ............................          151,200(b)           2.1%
     William J. Abraham, Jr. .......................           53,000(c)(d)          *
     Philip Wm. Colburn ............................           37,188(c)             *
     Paul R. Lederer ...............................           14,750(c)(e)          *
     Sharon M. Oster ...............................           19,611(c)             *
     F. Alan Smith .................................           26,750(c)             *
     David Albert ..................................           10,258(f)             *
     Kenneth T. Flynn, Jr. .........................            2,500(g)             *
     Jeffrey L. Jackson ............................           47,015(h)             *
     Richard A. Wisot ..............................           11,250(i)             *
     All directors and executive officers as a group
       (11 persons) ................................          525,097(j)           7.2%

----------

*    Less than 1%

(a) Includes 24,400 shares issuable upon exercise of options. Also includes 53,000 shares held by The Banducci Family LLC.

(b)  Includes 88,750 shares issuable upon exercise of options.

(c)  Includes 11,750 shares issuable upon exercise of options.

(d)  Includes 10,000 shares held in Mr. Abraham's Keogh account.

(e)  Includes 3,000 shares held by the Paul R. Lederer Revocable Trust.

(f) Consists of 4,008 shares held by the trustee under the Transpro, Inc. 401(k) Savings Plan and 6,250 shares issuable upon exercise of options.

(g)  Consists of shares issuable upon exercise of options.

(h) Includes 27,273 shares held by the trustee under the Transpro, Inc. 401(k) Savings Plan and 16,516 shares issuable upon exercise of options.

(i)  Includes 3,750 shares issuable upon exercise of options.

(j) Consists of 292,900 shares owned by or on behalf of directors and executive officers; 31,281 shares held on behalf of certain executive officers by the trustee under the Transpro, Inc. 401(k) Savings Plan; and 200,916 shares issuable upon exercise of options.


     PROPOSAL NO. 2 -- RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     Our Board of Directors has selected PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2003, and has directed that management submit the selection of independent auditors for ratification by stockholders at the annual meeting. PricewaterhouseCoopers LLP and its predecessor Coopers & Lybrand L.L.P. has audited our financial statements since we were spun-off from Allen Telecom Inc. (formerly The Allen Group Inc.) in 1995. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting and will have an opportunity to make a statement if he or she desires and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent auditors is not required by our Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection were ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interests of Transpro and its stockholders.


VOTE REQUIRED

     The affirmative vote of holders of a majority of the shares of common stock issued, outstanding and entitled to vote, present or represented at the meeting, a quorum being present, is required for the adoption of this proposal. Broker non-votes with respect to this matter will be treated as neither a vote "for" or a vote "against" the matter, although they will be counted in determining if a quorum is present. However, abstentions will be considered in determining the number of votes required to attain a majority of the shares present or represented at the meeting and entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote "against" the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

     THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 2 -- RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS" TO BE IN THE BEST INTERESTS OF TRANSPRO AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL.

                                 AUDITOR MATTERS


REPORT OF THE AUDIT COMMITTEE

     The Audit Committee reviews Transpro's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. Transpro's independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to accounting principles generally accepted in the United States.

     In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements for the fiscal year ended December 31, 2002. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures and letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from Transpro and its management. The Audit Committee has also considered whether the independent auditors provision of information technology services and other non-audit services to Transpro is compatible with the auditor's independence.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements for the fiscal year ended December 31, 2002 be included for filing in Transpro's annual report on SEC Form 10-K for the year ended December 31, 2002.

                                        Audit Committee of the Board of
                                        Directors

                                        - F. ALAN SMITH, CHAIRMAN
                                        - PHILIP WM. COLBURN
                                        - SHARON M. OSTER


AUDIT FEES

     The aggregate fees billed to Transpro by PricewaterhouseCoopers LLP for professional services rendered in connection with the audit of our annual financial statements for the 2002 fiscal year and the reviews of the interim financial statements included in our quarterly reports on Form 10-Q were $505,212.


ALL OTHER FEES

     The aggregate fees billed to Transpro in 2002 by PricewaterhouseCoopers LLP, for services not included above, which consisted primarily of transaction services, employee benefit plan audits and tax consulting, were $150,872.


                             CERTAIN TRANSACTIONS

     We have from time to time retained the law firm of Foley & Lardner to perform legal services on our behalf. Payments made by us to Foley & Lardner in 2002 were approximately $18,216. William J. Abraham, one of our directors, is a partner at Foley & Lardner.


                             STOCKHOLDER PROPOSALS

     All stockholder proposals which are intended to be presented at the 2004 annual meeting of stockholders and included in our proxy statement for that meeting must be received by us no later than December 1, 2003 for inclusion in our proxy statement and form of proxy relating to that meeting.

     For business to be otherwise properly brought before the 2004 annual meeting of stockholders by a stockholder, the stockholder must deliver notice in proper written form to our Secretary at our principal executive offices not later than February 1, 2004 nor earlier than January 2, 2004. Our bylaws contain additional requirements in connection with the content of such a notice.

                                OTHER BUSINESS

     The Board of Directors knows of no other business to be acted upon at the annual meeting. However, if any other business properly comes before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

     Our annual report, including financial statements, for the year 2002 is enclosed with this proxy mailing but is not a part of the proxy soliciting material.

     The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the annual meeting, please sign the proxy and return it in the enclosed envelope.


                                        By Order of the Board of Directors



                                        RICHARD A. WISOT
                                        Secretary


Dated: March 28, 2003

                                                                      Appendix A

                                 TRANSPRO, INC.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 1, 2003



     Barry R. Banducci and Charles E. Johnson, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote all shares of Common Stock of Transpro, Inc. held of record by the undersigned on March 5, 2003, at the Annual Meeting of Stockholders to be held at 11:00 a.m. on Thursday, May 1, 2003, at The Yale Club of New York City, 50 Vanderbilt Avenue, New York, New York and at any adjournments thereof. Any and all proxies heretofore given are hereby revoked.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR PROPOSALS NO. 1 AND 2.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                       ANNUAL MEETING OF STOCKHOLDERS OF

                                 TRANSPRO, INC.

                                  MAY 1, 2003


                           Please date, sign and mail
                             your proxy card in the
                     envelope provided as soon as possible.

                Please detach and mail in the envelope provided.

--------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROSPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BALCK INK AS SHOWN HERE [X]
--------------------------------------------------------------------------------

1.    ELECTION OF DIRECTORS

                                                 NOMINEES:
[ ]   FOR ALL NOMINEES                           o  Barry R. Banducci
                                                 o  William J. Abraham, Jr.
[ ]   WITHHOLD AUTHORITY                         o  Philip Wm. Colburn
      FOR ALL NOMINEES                           o  Charles E. Johnson
                                                 o  Paul R. Lederer
[ ]   FOR ALL EXCEPT                             o  Sharon M. Oster
      (See instructions below)                   o  F. Alan Smith.


INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: o

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]
--------------------------------------------------------------------------------

Signature of the Stockholder_________________________ Date:_____________________



2. APPROVAL OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS:

               FOR                   AGAINST                  ABSTAIN

DISCRETIONARY AUTHORITY IS HEREBY GRANTED WITH RESPECT TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT FURNISHED THEREWITH.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.

Signature of the Stockholder_________________________ Date:_____________________


NOTE: THIS PROXY MUST BE SIGNED EXACTLY AS THE NAME APPEARS HEREON. WHEN SHARES ARE HOLD JOINTLY, EACH HOLDER SHOULD SIGN. WHEN SIGNING AS AN EXECUTOR, ADMINISTRATOR, ATTORNEY, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF THE SIGNER IS A CORPORATION, PLEASE SIGN FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER, GIVING FULL TITLE AS SUCH. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.